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                                                                  EXHIBIT 10.4



                   MANAGEMENT RETIREMENT SAVINGS PLAN (MRSP)

                                       OF

                                 LABARGE, INC.

                            ________________________


                            Effective August 1, 1991

                            ________________________

                                 LABARGE, INC.
                            707 North Second Street
                           St. Louis, Missouri 61302

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                   MANAGEMENT RETIREMENT SAVINGS PLAN (MRSP)
                                      OF
                                LABARGE, INC.
                                (Text of Plan)

                              TABLE OF CONTENTS


                                                                           PAGE

PREAMABLE .................................................................   1

ARTICLE 1.  REFERENCES, CONSTRUCTION AND DEFINITIONS ......................   1
     1.1    Account .......................................................   1
     1.2    Adjustment Date ...............................................   1
     1.3    Affiliate .....................................................   1
     1.4    Authorized Leave of Absence ...................................   1
     1.5    Beneficiary ...................................................   2
     1.6    Board .........................................................   2
     1.7    Change in Control .............................................   2
     1.8    Code ..........................................................   3
     1.9    Committee .....................................................   3
     1.10   Company .......................................................   3
     1.11   Cost of Living Adjustment .....................................   3
     1.12   Deferral Election .............................................   3
     1.13   Deferrals .....................................................   3
     1.14   Disability Retirement .........................................   3
     1.15   Discretionary Year-End Bonus ..................................   3
     1.16   Early Retirement ..............................................   4
     1.17   Earnings ......................................................   4
     1.18   Effective Date ................................................   4
     1.19   Employee ......................................................   4
     1.20   ERISA .........................................................   4
     1.21   Fiscal Year ...................................................   4
     1.22   Interest ......................................................   4
     1.23   Normal Retirement .............................................   4
     1.24   Normal Retirement Age .........................................   4
     1.25   Participant ...................................................   4
     1.26   Participating Company .........................................   4
     1.27   Plan ..........................................................   5
     1.28   Plan Administrator ............................................   5
     1.29   Postponed Retirement ..........................................   5
     1.30   Resignation for Good Reason ...................................   5
     1.31   Retirement ....................................................   6
     1.32   Salary ........................................................   6
     1.33   Service .......................................................   6
     1.34   Severance .....................................................   6
     1.35   Severance without Cause .......................................   6
     1.36   Surviving Spouse ..............................................   7
     1.37   Termination of Employment .....................................   7
     1.38   Total Disability ..............................................   8

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ARTICLE 2.   ELIGIBILITY AND PARTICIPATION ........................  8
     2.1     Eligibility ..........................................  8
     2.2     Participation ........................................  8
     2.3     Duration of Participation ............................  8
     2.4     Deferral Elections ...................................  8

ARTICLE 3.   RETIREMENT BENEFITS ..................................  9
     3.1     Participant's Benefit ................................  9
     3.2     Survivor Benefit ..................................... 10
     3.3     Reemployment ......................................... 10

ARTICLE 4.   PRE-RETIREMENT DEATH BENEFIT ......................... 10
     4.1     Eligibility .......................................... 10
     4.2     Death Before Attaining Early Retirement Age or
             Disability Retirement ................................ 10
     4.3     Death After Attaining Early Retirement Age ........... 11

ARTICLE 5.   SEVERANCE BENEFITS ................................... 11
     5.1     Eligibility .......................................... 11
     5.2     Timing and Method .................................... 11
     5.3     Payment to Beneficiary ............................... 11
     5.4     Reemployment ......................................... 11

ARTICLE 6.   CHANGE IN CONTROL BENEFITS ........................... 11
     6.1     Participant's Benefit ................................ 11
     6.2     Survivor Benefit ..................................... 12
     6.3     Reemployment ......................................... 13

ARTICLE 7.   ADJUSTMENTS .......................................... 13
     7.1     Accounts ............................................. 13
     7.2     Adjustments .......................................... 13

ARTICLE 8.   CONDITIONS ........................................... 13
     8.1     Early Death or Suicide ............................... 13
     8.2     Faithful Performance ................................. 14
     8.3     Tax Law Changes ...................................... 14

ARTICLE 9.   ADMINISTRATION OF THE PLAN ........................... 14
     9.1     Powers and Duties of the Committee ................... 14
     9.2     Agents ............................................... 14
     9.3     Reports to Board ..................................... 15
     9.4     Structure of Committee ............................... 15
     9.5     Adoption of Procedures of Committee .................. 15
     9.6     Instructions for Payments ............................ 15
     9.7     Claims for Benefits .................................. 15
     9.8     Hold Harmless ........................................ 16
     9.9     Service of Process ................................... 16
     9.10    Pre-Retirement Death Benefit Amounts ................. 17

ARTICLE 10.  DESIGNATION OF BENEFICIARIES ......................... 17
     10.1    Beneficiary Designation .............................. 17
     10.2    Failure to Designate Beneficiary ..................... 17





                                       ii
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     ARTICLE 11.  WITHDRAWAL OF PARTICIPATING COMPANY ...............   18
         11.1   Withdrawal of Participating Company .................   18
         11.2   Effect of Withdrawal ................................   18

     ARTICLE 12.  AMENDMENT OR TERMINATION OF THE PLAN ..............   18
         12.1    Right to Amend or Terminate Plan ...................   18
         12.2    Notice .............................................   19

     ARTICLE 13.  GENERAL PROVISIONS AND LIMITATIONS ................   19
         13.1    No Right to Continued Employment ...................   19
         13.2    Payment on Behalf of Payee .........................   19
         13.3    Nonalienation ......................................   19
         13.4    Missing Payee ......................................   20
         13.5    Required Information ...............................   20
         13.6    No Trust or Funding Created ........................   20
         13.7    Binding Effect .....................................   20
         13.8    Merger or Consolidation ............................   21
         13.9    Entire Plan ........................................   21



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                   MANAGEMENT RETIREMENT SAVINGS PLAN (MRSP)
                                       OF
                                 LABARGE, INC.


                                    PREAMBLE

     This Plan is designed to enhance the earnings and growth of the Participating Company. The Plan rewards selected key Employees with the opportunity to forgo current Earnings in exchange for retirement and survivor benefits. Such benefits are intended to supplement retirement and survivor benefits from other sources. By providing such supplemental benefits, the Plan enables the Participating Company to attract superior key Employees, to encourage them to make careers with the Participating Company, and to give them additional incentive to make the Participating Company more profitable.

              ARTICLE 1. REFERENCES, CONSTRUCTION AND DEFINITIONS

     Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth in this document. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent that state law is applicable, the laws of the State of Missouri. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision. When the context so requires, the singular includes the plural. Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise.

     1.1 ACCOUNT: With respect to each Participant, the separate bookkeeping account adjusted as of each Adjustment Date as provided in Article 7.

     1.2 ADJUSTMENT DATE: The last day of each calendar month and any other date during the calendar year specified by the Committee, upon or as of which Accounts are adjusted as set forth in Article 7.

     1.3 AFFILIATE: The Company, any corporation with respect to which the Company owns, directly or indirectly, 50 percent or more of the corporation's outstanding capital stock, and any other entity the Board designates an Affiliate.

     1.4 AUTHORIZED LEAVE OF ABSENCE: Either (a) a leave of absence authorized by the Participating Company provided that the Employee returns within the period specified, or (b) an absence required to be considered an Authorized Leave of Absence by applicable law.


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     1.5 BENEFICIARY: The beneficiary or beneficiaries designated by a
Participant pursuant to Article 10 to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or, when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount.

     1.6 BOARD: The Board of Directors of the Company.

     1.7 CHANGE IN CONTROL: A Change in Control shall be deemed to have occurred upon the happening of any of the following:

     (a) the consummation of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company receive less than 50 percent of the voting capital stock of the surviving or resulting corporation;

     (b) the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (other than as security for the obligations of the Company);

     (c) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

     (d) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")),, other than Craig E. Labarge or a Trustee under any employee benefit plan of the Company or Affiliate, and "persons" (as such term is so used) who are then affiliates and associates (as defined in Exchange Act Rule 12b-2) of such person, or any one of them, after the Effective Date, directly or indirectly, of beneficial ownership (as defined in Exchange Act Rules 13d-3 and 13d-5) of securities of the Company representing in the aggregate more than 20 percent of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (without limitation, any securities having such voting power that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion of rights, warrants or options, or otherwise, shall not be deemed beneficially owned by such person); provided, however, notwithstanding the foregoing, such an acquisition of 20 percent or more of the Company's voting securities shall not constitute a Change in Control if such securities are acquired from Pierre LaBarge and, in advance of the acquisition, the Board approves the then pending acquisition by a majority vote of the Directors other than Pierre LaBarge;



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     (e)  the failure, for any reason, during any period of two consecutive years, of the individuals who, at the beginning of such period, constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the shareholders, shall have been approved by a vote of at least two-thirds (2/3) of the directors of the Board then still in office who either were directors at the beginning of the period or whose election or nomination for election shall previously have been so approved, to constitute a majority of the members of the Board.

     1.8 CODE: The Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     1.9 COMMITTEE: The Committee provided for in Article 9 and responsible for administering the Plan.

     1.10 COMPANY: LaBarge, Inc., a Delaware corporation, or any entity which succeeds to its rights and obligations with respect to the Plan.

     1.11 COST OF LIVING ADJUSTMENT: The product of the monthly installment amount for the calendar year next preceding times three and one-half percent (3.5%).

     1.12 DEFERRAL ELECTION: The Participant's irrevocable written election, made in accordance with Section 2.4 and substantially in the form attached hereto as Exhibit A, to forgo the receipt of a stipulated amount of Earnings. Amounts so foregone are called "Deferrals".

     1.13 DEFERRALS: Amounts of Earnings foregone pursuant to  a Deferral
Election.

     1.14 DISABILITY RETIREMENT: With respect to a Participant who incurs a Termination of Employment on account of Total Disability, the Participant shall be deemed to have taken Disability Retirement upon the expiration of a 6-month period following such Termination of Employment, provided the Participant's Total Disability continues until such Disability Retirement.

     1.15 DISCRETIONARY YEAR-END BONUS: A bonus which is awarded and payable in the Fiscal Year next following the Fiscal Year in which the Employee performed the Service for which the bonus is awarded (the "Service Year"), To qualify as a Discretionary Year-End Bonus, the determination of whether to make such an award and the determination of the amount of the bonus must not be determined until after the end of the Service Year.


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     1.16 EARLY RETIREMENT: Termination of Employment, other than on account of death, after attaining age 55 but prior to attaining Normal Retirement Age.

     1.17 EARNINGS: With respect to an Employee, Salary and Discretionary Year-End Bonuses payable by the Participating Company or an Affiliate to the Employee for Service.

     1.18 EFFECTIVE DATE: The "Effective Date," the date the provisions of this Plan become effective, is August 1, 1991.

     1.19 EMPLOYEE: A person who is a common law employee of the Participating Company or an Affiliate.

     1.20 ERISA: The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

     1.21 FISCAL YEAR: The fiscal year of the Participating Company.

     1.22 INTEREST: With respect to each Adjustment Date, the dollar amount to be credited to the Participant's Account which is equal to a rate of return on the Participant's Deferrals of 11 percent per annum, compounded annually.

     1.23 NORMAL RETIREMENT: Termination of Employment, other than on account of death, on the date the Participant attains Normal Retirement Age.

     1.24 NORMAL RETIREMENT AGE: Age 65.

     1.25 PARTICIPANT: As of any date, any individual who commenced participation in the Plan as provided in Article 2 and who is either (a) an Employee, (b) a former Employee who is eligible for a benefit under the Plan, or (c) a former Employee whose employment terminated on account of Total Disability and who may later become eligible for a benefit under the Plan.

     1.26 PARTICIPATING COMPANY: The Company or an Affiliate which, by action of its board of directors or equivalent governing body and with the written consent of the Board, has adopted the Plan; provided that the Board may, subject to the foregoing proviso, waive the requirement that such board of directors or equivalent governing body effect such adoption. By its adoption of or participation in the Plan, a Participating company shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the



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Participating Company.  The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise.

     1.27 PLAN: The Management Retirement Savings Plan (MRSP) of LaBarge, Inc. as contained herein and as it may be amended from time to time hereafter.

     1.28 PLAN ADMINISTRATOR: The Committee.

     1.29 POSTPONED RETIREMENT: Termination of Employment, other than on account of death, after the date the Participant attains Normal Retirement Age.

     1.30 RESIGNATION FOR GOOD REASON: if the Participant quits or resigns and such Termination of Employment constitutes a Severance, then such Severance shall be a "Resignation for Good Reason" if on account of any of the following or under any of the following circumstances:

     (a) Without the Participant's express written consent, the Participant is demoted or assigned a position of a lower stature than that previously held;

     (b) There occurs a reduction in the Participant's base salary; or there occurs a failure of such base salary to increase each year by an amount which at least equals, on a percentage basis, the mean average percentage increases in base salary for all officers of the Participating Company during the two full calendar years immediately preceding the failure;

     (c) In the event the Participant is located at the Participating Company's executive offices, there occurs a relocation of the Participating Company's executive offices to a location outside the county in which the offices were located or the Participating Company requires the Participant to be based anywhere other than the Participating Company's principal executive offices except for required travel on the Participating Company's business to an extent substantially consistent with the Participant's previous business travel obligations or, in the event the Participant consents to any such relocation of the Participating Company's principal executive offices, the Participating Company fails to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of the Participant's principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sales price of such residence and the higher of (i) the Participant's aggregate investment in such residence or (ii) the fair market value of such residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Participating Company) realized in the sale



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of the Participant's principal residence in connection with any such change of residence;

     (d) The Participating Company fails to continue in effect any benefit or compensation plan, pension plan, profit-sharing plan, employee stock ownership plan, life insurance plan, health and accident plan or disability plan in which the Participant participates (or plans providing the Participant with substantially similar benefits); the Participating Company takes any action which would adversely affect the Participant's participation in, or materially reduce the Participant's benefits under, any of such plans or deprive the Participant of any material fringe benefit enjoyed by the Participant, or the Participating Company fails to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of Years of Service with the Participating Company in accordance with the Participating Company's normal vacation policy.

     1.31 RETIREMENT: A Participant's Normal Retirement, Early Retirement, Postponed Retirement or Disability Retirement. The term "Retire" means the act of taking Retirement.

     1.32 SALARY: With respect to an Employee, cash base salary payable by the Participating Company or an Affiliate to the Employee for Service.

     1.33 SERVICE: Employment with the Participating Company or any Affiliate; provided, however, that Service does not include periods of employment with an Affiliate rendered prior to the date the Affiliate became an Affiliate.
Service includes periods of employment with a predecessor employer. Service may also include any period of a Participant's prior employment by any organization upon such terms and conditions as the Board may approve. Notwithstanding any provision in the Plan to the contrary, periods of Total Disability constitute Service.

     1.34 SEVERANCE: Termination of Employment other than on account of Retirement, death or Total Disability. With respect to a Participant whose employment with the Participating company or an Affiliate terminates on account of Total Disability, Severance shall occur if and when the Total Disability ceases prior to Disability Retirement and the Participant does not return to the employment of the Participating Company or an Affiliate. A "Severed Participant" is a Participant who has incurred a Severance and who has not again become an Employee.

     1.35 SEVERANCE WITHOUT CAUSE: If the Participating Company fires, discharges, lays off or otherwise terminates the Participant's employment, and such Termination of Employment constitutes a Severance, such Severance shall be a "Severance without Cause" unless the Severance is on account of either of the following:



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     (a) the willful and continued failure by the Participant to substantially perform his or her duties with the Participating Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the board of directors of the Participating Company which specifically identifies the matter in which the board of directors believes that the Participant has not substantially performed his or her duties; or

     (b) the willful engaging by such Participant in gross misconduct materially and demonstrably injurious to the Participating Company.

No act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Participating Company. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the board of directors of the Participating Company at a meeting called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the board of directors), finding that in the good faith opinion of the board of directors the Participant was guilty of conduct set forth above in clauses (a) or (b) of the first sentence of this paragraph, and specifying the particulars thereof in detail.

     1.36 SURVIVING SPOUSE: The survivor of a deceased Participant to whom such deceased Participant was legally married (as determined by the Committee) immediately before the Participant's death.

     1.37 TERMINATION OF EMPLOYMENT: A termination of employment with the Participating Company or an Affiliate as determined by the Committee in accordance with reasonable standards and policies adopted by the Committee; provided, however, that the transfer of an Employee from employment by one Participating Company or an Affiliate to employment by another Participating Company or Affiliate shall not constitute a Termination of Employment; and provided further that a Termination of Employment shall occur on the earlier of
(a) or (b) where:

          (a) is the date as of which an Employee quits, is discharged, terminates employment in connection with a disability (including Total Disability), Retires or dies, and


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          (b) is the first day of absence of an Employee who fails to return to employment at the expiration of an Authorized Leave of Absence.

     1.38 TOTAL DISABILITY: A physical or mental condition under which the Employee qualifies for disability benefits under the long-term disability plan of the Participating Company; provided, however, if the Employee is not covered by such plan, the Employee shall be under a Total Disability if the Employee would have qualified for disability benefits under the plan were the Employee covered by the plan. If there is no such plan, the Employee shall be under a Total Disability if, in the determination of the Committee in the exercise of its sole and absolute discretion based upon competent medical evidence, the Employee's physical or mental condition totally and permanently prevents the Employee from performing each of the material duties of the Employee's regular occupation.


                    ARTICLE 2. ELIGIBILITY AND PARTICIPATION

     2.1 ELIGIBILITY. An Employee (a) who is a member of the Participating Company's "select group of management or highly compensated employees," as defined in Sections 201(2), 301(a)(3) and 401(a) of ERISA, as amended, and (b) whom the Committee designates, shall be eligible to become a Participant in the Plan. Notwithstanding any provision in this Plan to the contrary, no Employee shall become a Participant in this Plan if the Committee designates his or her eligibility after a change in Control.

     2.2 PARTICIPATION. An Employee who is eligible to become a Participant shall become a Participant upon the execution and delivery of a Deferral Election.

     2.3 DURATION OF PARTICIPATION. A Participant shall continue to be a Participant until the date the Participant is no longer entitled to a benefit under this Plan.

     2.4 DEFERRAL ELECTIONS.

     (A) PROCEDURES. An Employee shall have 30 days following the date the Employee first becomes eligible to participate in this Plan in which to execute and deliver to the Committee a Deferral Election by which the Participant elects to defer a stipulated amount of Earnings to be earned during the portion of the calendar year remaining after the Deferral Election is made and which, but for such Deferral Election, would be paid to the Participant. An eligible Employee shall have until December 31st of each year to execute and deliver to the Committee a Deferral Election providing for the Deferral of a stipulated amount of Earnings to be earned during the next calendar year and which, but for such Deferral Election, would be paid to the Participant;

provided, however, notwithstanding the foregoing, with respect to any Discretionary Year-End Bonus the Employee shall have until the last day of the Fiscal Year to execute and deliver to the Committee a Deferral Election providing for the Deferral of a stipulated amount of any such Discretionary Year-End Bonus to which the Employee may become entitled in the following Fiscal Year.

     (b) MINIMUM DEFERRALS. An eligible Employee is prohibited from making any Deferral Election which, in the determination of the Committee, would result in Deferrals for a calendar year of less than $2,000. The foregoing notwithstanding, the Committee, in the exercise of its discretion, may waive such minimum Deferral requirement for any Participant with respect to one or more calendar years.


                         ARTICLE 3. RETIREMENT BENEFITS

     3.1  PARTICIPANT'S BENEFIT.

     (a) ELIGIBILITY. Upon a Participant's Retirement, the Participating Company shall pay the Participant the "Retirement Benefit" described in this
Section 3.1.

     (b) COMMENCEMENT, DURATION AND AMOUNT.

         (1) The Retirement Benefit shall be paid in the form of a life annuity payable in monthly installments beginning on the first day of the second month following the month of the Participant's Retirement (the "annuity starting date") and continuing on the first day of each month thereafter until the Participant's death. Until increased by the Cost of Living Adjustment as provided below, the monthly installment amount shall equal one-twelfth (1/12th) of the' annual payment which would be paid if the Participant were to receive a level 15-year annuity the present value of which, discounted at the rate of 11 percent per annum, equals the Participant's Account adjusted as of the Adjustment Date next preceding the Participant's annuity starting date, Beginning with the calendar year next following the calendar year of the annuity starting date, and continuing with each subsequent calendar year, the monthly installment amount payable during such calendar year shall be increased by the Cost of Living Adjustment.

         (2) Notwithstanding Section 3.1(b)(1) above, if the Committee, in the exercise of its sole and absolute discretion, so approves and directs, the Participating Company shall honor the request of a Participant that the Participant's Retirement Benefit be paid in a single lump SUM. To make such a request, the Participant must file a written request with the Committee not less than 30 days



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

     prior to the annuity starting date. If the Committee, approves a Participant's request for payment of the Retirement Benefit in a single lump sum, then a single sum shall be paid to the Participant on the annuity starting date. Such single sum shall equal the Participant's Account adjusted as of the Adjustment Date next preceding the annuity starting date.

     3.2  SURVIVOR BENEFIT.

     (a) ELIGIBILITY. If a Participant dies before attaining age 80 and either
(i) the Participant had Retired and was entitled to the Retirement Benefit under Section 3.1 or (ii) the Participant, pursuant to Section 4.3, is deemed to have Retired the day before death and, therefore, to have been entitled to a Retirement Benefit under Section 3.1, then the Participating Company shall pay to the Participant's Beneficiary the "Survivor Benefit" described in this
Section 3.2.

     (b) COMMENCEMENT, DURATION AND AMOUNT. The Survivor Benefit shall be a single lump sum equal to the sum of the Retirement Benefit payments which would have been made had the Participant survived to age 80 (excluding the payments the Participant received before death). Payment of the single lump sum shall be made to the Participant's Beneficiary on the first day of the second month following the month of the Participant's death.

     3.3 REEMPLOYMENT. If a Retired Participant again becomes an Employee, such reemployment shall not change, suspend, delay or otherwise affect payment of the Participant's Retirement Benefit.


                    ARTICLE 4. PRE-RETIREMENT DEATH BENEFIT

     4.1 ELIGIBILITY. Upon the death of the Participant either (i) while an Employee of the Participating Company or an Affiliate or (ii) while under a Total Disability and before Disability Retirement, the Participating Company shall pay the Participant's Beneficiary the "Pre-Retirement Death Benefit" described in this Article 4.

     4.2 DEATH BEFORE ATTAINING EARLY RETIREMENT AGE OR DISABILITY RETIREMENT. If the Participant's death occurs while the Participant is either (i) an Employee of the Participating Company or an Affiliate and before attaining the minimum age for Early Retirement, or (ii) under a Total Disability and before Disability Retirement, then the Participating Company shall pay the Participant's Beneficiary a single lump sum on the first day of the second month following the month of the Participant's death (the "payment date"). The single lump sum shall equal the greater of (A) or (B) where

         (A) is the Participant's Account adjusted as of the Adjustment Date next preceding the payment date;

         and

         (B) is the sum of the Pre-Retirement Death Benefit amounts stated in the notices which the Committee, in accordance with Section 9.10, issued to the Participant with respect to each Deferral Election.

     4.3 DEATH AFTER ATTAINING EARLY RETIREMENT AGE. If the Participant's death occurs while the Participant is an Employee of the Participating Company or an Affiliate and after attaining the minimum age for Early Retirement, then for purposes of this Plan the Participant shall be treated as if he or she had Retired on the day before death, and the Survivor Benefit described in Section
3.2 shall be payable to the Participant's Beneficiary.


                         ARTICLE 5. SEVERANCE BENEFITS

     5.1 ELIGIBILITY. Upon a Participant's Severance, the Participating Company shall pay the Participant the "Severance Benefit" described in this
Article 5.

     5.2 TIMING AND METHOD. Payment of the Severance Benefit shall be made in a single lump sum on the first day of the second month following the month of the Participant's Severance (the "payment date"). The single lump sum shall equal the sum of the Participant's Account adjusted as of the Adjustment Date next preceding Severance.

     5.3 PAYMENT TO BENEFICIARY. If a Participant entitled to a Severance Benefit under this Article 5 dies prior to the payment date, then payment of the Severance Benefit shall be made to such Participant's Beneficiary.

     5.4 REEMPLOYMENT. If a Severed Participant again becomes an Employee, such former Participant shall not again become eligible to participate in the Plan unless the Committee, in the exercise of its discretion, notifies the former Participant in writing that the former Participant is again eligible to participate in the Plan.


                     ARTICLE 6.  CHANGE IN CONTROL BENEFITS

     6.1  PARTICIPANT'S BENEFIT.

     (a) ELIGIBILITY. If after a Change in Control a Participant incurs either a Severance without Cause or a Resignation for Good Reason, the Participating Company shall pay the Participant the "Change in Control Benefit" described in this Section 6.1, Notwithstanding any provision in this Plan to the contrary, payment of the benefit described in this Article 6 shall be in lieu of any other benefit to which the Participant may be entitled under this Plan. If after a Change in Control a Participant incurs a Severance for Cause or a Resignation without Good Reason, then, subject to Article 7, the Severance Benefit described in
Article 5 shall be paid to or on behalf of the Participant under this Plan.

     (b)  COMMENCEMENT, DURATION AND AMOUNT.

          (1) The Change in Control Benefit shall be paid in the form of a life annuity payable in monthly installments beginning on the first day of the second month following the month of the Participant's Severance without Cause or Resignation for Good Reason, as the case may be (the "annuity starting date"), and continuing on the first day of each month thereafter until the Participant's death. Until increased by the Cost of Living Adjustment as provided below, the monthly installment amount shall equal one-twelfth (1/12th) of the annual payment which would be paid if the Participant were to receive a level 15-year annuity the present value of which, discounted at the rate of 11 percent per annum, equals the Participant's Account adjusted as of the Adjustment Date next preceding the Participant's annuity starting date. Beginning with the calendar year next following the calendar year of the annuity starting date, and continuing with each subsequent calendar year, the monthly installment amount payable during such calendar year shall be increased by the Cost of Living Adjustment.

          (2) Notwithstanding Section 6.1(b)(1) above, if the Committee, in the exercise of its sole and absolute discretion, so approves and directs, the Participating Company shall honor the request of a Participant that the Participant's Change in Control Benefit be paid in a single lump sum. To make such a request, the Participant must file a written request with the Committee not less than 30 days prior to the annuity starting date. If the Committee approves a Participant's request for payment of the Change in Control Benefit in a single lump sum, then a single sum shall be paid to the Participant on the annuity starting date, Such single sum shall equal the Participant's Account adjusted as of the Adjustment Date next preceding the annuity starting date.

     6.2  SURVIVOR BENEFIT.

     (A) ELIGIBILITY. If a Participant dies before attaining age 80 and the Participant had incurred a Severance and was entitled to a Change in Control Benefit under Section 6.1, then the Participating Company shall pay to the Participant's

Beneficiary the "Survivor Benefit" described in this Section 6.2.

     (B) COMMENCEMENT, Duration and Amount. The Survivor Benefit shall be a single lump sum equal to the sum of the Change in Control Benefit payments which would have been made had the Participant survived to age 80 (excluding the payments the Participant received before death). Payment of the single lump sum shall be made to the Participant's Beneficiary on the first day of the second month following the month of the Participant's death.

     6.3 REEMPLOYMENT. If a Severed Participant again becomes an Employee, such reemployment shall not change, suspend, delay or otherwise affect payment of the Participant's Change in Control Benefit.


                             ARTICLE 7. ADJUSTMENTS

     7.1 ACCOUNTS. The Committee shall establish and cause to be maintained with respect to each Participant an Account and as of each Adjustment Date shall adjust each Account as provided in this Paragraph 7.1.

     7.2 ADJUSTMENTS. As of each Adjustment Date, the Committee shall credit each Participant's Account by the following:

         (1) INTEREST. There shall be credited Interest for the period since the last Adjustment Date.

         (2) DEFERRALS. There shall be credited the Participant's Deferrals made for the period since the last Adjustment Date.


                             ARTICLE 8. CONDITIONS

     8.1 EARLY DEATH OR SUICIDE. Notwithstanding any provision in this Plan to the contrary, if any Participant (i) dies within 4 months of entering into a Deferral Election or (ii) dies as a result of suicide within 30 months after entering into a Deferral Election, then on the first day of the second month following the month of the Participant's death and in lieu of all other benefits under such Deferral Election, the Participating Company shall pay to the Participant's Beneficiary a single lump sum equal to the Participant's Deferrals made pursuant to such Deferral Election, plus interest credited with respect to such Deferrals at the rate of 11 percent per annum, compounded annually. Such payment shall fully discharge the Participating Company's obligations under such Deferral Election.

     8.2 FAITHFUL PERFORMANCE. Notwithstanding any provision in this Plan to the contrary, no benefit shall be paid to or on behalf of any Participant under this Plan if the Participant embezzles or steals money or property of the Participating Company or an Affiliate.

     8.3 TAX LAW CHANGES. Notwithstanding any provision in this Plan to the contrary, the Committee shall be vested with the authority to condition the Participating Company's obligations under a Deferral Election upon the nonoccurrence of a change in the law which adversely and fundamentally affects the Participating Company's ability to informally finance such obligations including, but not limited to, changes in the laws governing the taxation of life insurance proceeds received by the Participating Company, the taxation of the internal buildup of the cash surrender value of life insurance owned by the Participating Company, and the taxation of the proceeds of life insurance policy loans received by the Participating Company. In the event the Company's obligations under a Deferral Election are so conditioned, and such condition occurs, the Participating Company shall have the right to refund to the Participant or the Participant's Beneficiary the Deferrals made under the Deferral Election with interest from the date of Deferral accrued at the rate of 11 percent per annum compounded annually. The payment of such refund shall be made within 90 days of the change in the law, shall fully and completely discharge the Participating Company's obligations under the Deferral Election and shall fully and completely satisfy all the Participant's and his or her Beneficiary's rights thereunder.


                     ARTICLE 9. ADMINISTRATION OF THE PLAN

     9.1 POWERS AND DUTIES OF THE COMMITTEE. The Committee shall have general responsibility for the administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions and determine the eligibility of individuals for benefits.

     9.2 AGENTS. The Committee may engage such legal counsel, certified public accountants and other advisers and service providers, who may be advisers or service providers for the Participating Company or an Affiliate, and make use of such agents and clerical or other personnel, as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of any legal counsel or accountants engaged by the Committee, and may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

     9.3 REPORTS TO BOARD. The Committee shall report to the Board or to a committee of the Board designated for that purpose, as frequently as the Board or such committee shall specify, with regard to the matters for which the Committee is responsible under the Plan.

     9.4 STRUCTURE OF COMMITTEE. The Committee shall consist of two or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed with or without cause by, the Board. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to such member or any of such member's rights or benefits under the Plan. In the event the Committee is unable to act in any matter by reason of the foregoing restriction, the Board shall act on such matter. The members of the Committee shall not receive any special compensation for serving in the capacity as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security shall be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

     9.5 ADOPTION OF PROCEDURES OF COMMITTEE. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting. The Committee may also act without meeting by unanimous written consent.

     9.6 INSTRUCTIONS FOR PAYMENTS. All requests of or directions to the Participating Company for payment or disbursement shall be signed by a member of the Committee or such other person or persons as the Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of payments and disbursements under the Plan.

     9.7 CLAIMS FOR BENEFITS. All claims for benefits under the Plan shall be submitted in writing to the Committee. Within a reasonable period of time the Committee shall decide the claim by majority vote in the exercise of its sole and absolute discretion. Written notice of the decision on each such claim shall be furnished within 90 days after receipt of the claim;

provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstance requiring an extension. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all parties.

     9.8 HOLD HARMLESS. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Participating Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Participating Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Participating Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     9.9 SERVICE OF PROCESS. The Secretary of the Participating Company or such other person designated by the Board shall be the agent for service of process under the Plan.

     9.10 PRE-RETIREMENT DEATH BENEFIT AMOUNTS. Within 60 days after a Participant makes a Deferral Election, the Committee shall issue to the Participant a written notice stating the amount of the Pre-Retirement Death Benefit the Participant's Beneficiary would receive under such Deferral Election if part (B) of Section 4.2 were to apply. The Committee shall have the authority, in the exercise of its sole and absolute discretion, to increase from time to time such Pre-Retirement Death Benefit amount by delivering a new written notice to the Participant.


                   ARTICLE 10.  DESIGNATION OF BENEFICIARIES

     10.1 BENEFICIARY DESIGNATION. Every Participant shall file with the Committee a written designation (in substantially the form attached hereto as Exhibit B) of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All decisions of the Committee concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final. If a Beneficiary shall die after the death of the Participant and prior to receiving the payment(s) that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no contingent Beneficiary has been designated, then for the purposes of the Plan the payment(s) that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

     10.2 FAILURE TO DESIGNATE BENEFICIARY. If no Beneficiary designation is in effect at the time of a Participant's death, the benefits, if any, payable under the Plan after the Participant's death shall be made to the Participant's Surviving Spouse, if any, or if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such benefits, the Committee may direct the Participating Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Participating Company therefor.

                ARTICLE 11.  WITHDRAWAL OF PARTICIPATING COMPANY

     11.1 WITHDRAWAL OF PARTICIPATING COMPANY. The Participating Company (other than the Company) may withdraw from participation in the Plan by giving the Board prior written notice approved by resolution by its board of directors or similar governing body specifying a withdrawal date, which shall be the last day of a month at least 30 days subsequent to the date which notice is received by the Board. The Participating Company shall withdraw from participating in the Plan if and when it ceases to be either a division of the Company or an Affiliate. The Board may require the Participating Company to withdraw from the Plan, as of any withdrawal date the Board specifies.

     11.2 EFFECT OF WITHDRAWAL. The Participating Company's withdrawal from the Plan shall not in any way modify, reduce or otherwise affect the Participating Company's obligations under Deferral Elections made before the withdrawal, as such obligations are defined under the provisions of the Plan existing immediately before this withdrawal.

     Withdrawal from the Plan by any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.


               ARTICLE 12.  AMENDMENT OR TERMINATION OF THE PLAN

     12.1 RIGHT TO AMEND OR TERMINATE PLAN.

     (a) The Board reserves the right at any time prior to a Change in Control to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Board. Notwithstanding any provision in this plan to the contrary, no amendment or termination is permitted after a Change in Control.

     (b) The Committee may adopt any ministerial and nonsubstantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the currently estimated cost to the Participating Companies of maintaining the Plan. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Committee.

     (c) In no event shall an amendment or termination modify, reduce or otherwise affect the Participating Company's obligations under Deferral Elections made before the amendment or termination, as such obligations are defined under the provisions of the Plan existing immediately before such amendment or termination.

     12.2 NOTICE. Notice of any amendment or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to the other and all Participating Companies.


                ARTICLE 13.  GENERAL PROVISIONS AND LIMITATIONS

     13.1 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Participating Company or Affiliate or affect the right of any such employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

     13.2 PAYMENT ON BEHALF OF PAYEE. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Participating Company therefor.

     13.3 NONALIENATION. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If the Participant, Beneficiary, or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or

Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

     13.4 MISSING PAYEE. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Company, and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof forfeited, and upon such cancellation, the Participating Company shall have no further liability therefor, except that, in the event such person later notifies the Committee of such person's whereabouts and requests the payment or payments due to such person under the Plan, the amounts otherwise due but unpaid shall be paid to such person without interest for late payment.

     13.5 REQUIRED INFORMATION. Each Participant shall file with the Committee such pertinent information concerning himself or herself, such Participant's Beneficiary, or such other person as the Committee may specify, and no Participant, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to the Participant.

     13.6 NO TRUST OR FUNDING CREATED. The obligations of the Participating Company to make payments hereunder shall constitute a liability of the Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company, and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participating Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of the Participating Company.

     13.7 BINDING EFFECT. Obligations incurred by the Participating Company pursuant to this Plan shall be binding upon and inure to the benefit of the Participating Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

     13.8 MERGER OR CONSOLIDATION. In the event of a merger or a consolidation by the Participating Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Participating Company by another corporation, then and in such event the obligations and responsibilities of the Participating Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

     13.9 ENTIRE PLAN. This document, any written amendments hereto and the Deferral Elections contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 14th day of October, 1991.

                                  LABARGE, INC.



[Corporate Seal]                  By: Craig E. LaBarge
                                     -------------------------------
                                           CEO and President


ATTEST:



William H. Maendu
- -------------------------------
          Secretary

                                   EXHIBIT A
                               DEFERRAL ELECTION

TO:      Administrative Committee of the Management Retirement Savings Plan
         (MRSP) of LaBarge, Inc. (the "Plan")

FROM:            Name:________________________________________________

                 Address: ____________________________________________

                           ____________________________________________

                 Social Security No.: ________________________________

DATE:   _______________________

DEFERRALS

         ELECTION TO DEFER SALARY FOR REMAINDER OF CURRENT CALENDAR YEAR

         I became eligible to participate in the Plan within the past 30 days. Pursuant to the terms of the Plan, I hereby elect to defer the receipt of the following amount of SALARY which I earn during the remainder of this calendar year and which, but for this Deferral Election, would be paid to me:

                          ___________________ percent OR

                          $____________________________

         OR

         ELECTION TO DEFER SALARY FOR NEXT CALENDAR YEAR

         Pursuant to the terms of the Plan, I hereby elect to defer the receipt of the following amount of SALARY which I earn during the next calendar year and which, but for this Deferral Election, would be paid to me:

                          __________________ percent OR

                          $___________________________

         OR

         ELECTION TO DEFER DISCRETIONARY FISCAL YEAR-END BONUS

         Pursuant to the terms of the Plan, I hereby elect to defer the receipt of the following amount of any DISCRETIONARY FISCAL

YEAR-END BONUS which I am awarded for the Company's current fiscal year of the
Company:

                          ________________ percent OR

                          $_______________________ OR

                          All of such bonus in excess of $______________

         I understand that I am not entitled to any Discretionary Fiscal Year-End Bonus until such bonus is actually and finally awarded, if at all.

PRE-RETIREMENT DEATH BENEFIT

         I understand that my Pre-Retirement Death Benefit attributable to Deferrals made under this Deferral Election will be the greater of such Deferrals credited with interest at the rate of 11 percent per annum, compounded annually, or the amount stated in my last Plan benefit statement.

CONDITIONS

         I understand that if I die within 4 months of the date of this Deferral Election, or if I commit suicide within 30 months of the date of this Deferral Election, then in lieu of any other benefit under this Deferral Election my Beneficiary will receive the Deferrals I made under this Deferral Election with interest at the rate of 11 percent per annum, compounded annually:

         I further understand that if I embezzle or steal money or property from the Company or otherwise defraud the Company, then no benefits will be payable under the Plan.

         I further understand that if any of the following occurs, then the Company shall have the right, in lieu of paying any other benefit under this Deferral Election, to refund my Deferrals with interest at the rate of 11 percent per annum, compounded annually:

         [Describe tax law conditions]

RIGHT TO MAKE A BENEFICIARY DESIGNATION

         I further understand that the Plan allows me to designate a Beneficiary to receive any benefits payable after my death. I understand that I must complete a separate form to make my Beneficiary designation.

INCORPORATION OF PLAN

         I further understand that the Plan is incorporated herein by reference and shall govern the rights and obligations hereunder.


_________________________________                  Date:_________________
Participant Signature

Accepted by the Administrative Committee:

__________________________________                 Date:__________________
Authorized Signature

__________________________________
Printed Name

                                   EXHIBIT B

                            BENEFICIARY DESIGNATION


        To: Administrative Committee of the Management Retirement Savings Plan (MRSP) of LaBarge, Inc.


        From:   Name: __________________________________________

                Address: _______________________________________

                         _______________________________________

                Social Security No.: ___________________________


        I, a Participant in the Plan, hereby name the following person or persons, entity or entities (herein called "Designated Beneficiary(ies)") to receive such amounts, if any, that are payable under the Plan after my death (herein called "Survivor Benefits"):

                                                                  Social
Name and Relationship            Address                        Security No.

1. __________________            ________________________      _______________

   __________________            ________________________      _______________

2. __________________            ________________________      _______________

   __________________            ________________________      _______________

3. __________________            ________________________      _______________

   __________________            ________________________      _______________

4. __________________            ________________________      _______________

   __________________            ________________________      _______________


        If my Survivor Benefits, if any, are to be paid to more than one Designated Beneficiary, I understand that such Survivor Benefits shall be divided equally between or among such Designated Beneficiaries.

     If any Designated Beneficiary(ies) named above is (are) not in existence at my death or dies before all Survivor Benefits have been paid to such Designated Beneficiary(ies), then I name the following Contingent Designated
Beneficiary(ies) to receive the benefit that such Designated Beneficiary(ies) would have received:

                                                                 Social
Name and Relationship              Address                       Security No.

Contingent Beneficiary to Designated Beneficiary No. ________:

_____________________________    _____________________________   ____________

_____________________________    _____________________________   ____________

Contingent Beneficiary to Designated Beneficiary No. ________:

_____________________________    _____________________________   ____________

_____________________________    _____________________________   ____________

Contingent Beneficiary to Designated Beneficiary No. ________:

_____________________________    _____________________________   ____________

_____________________________    _____________________________   ____________

Contingent Beneficiary to Designated Beneficiary No. ________:

_____________________________    _____________________________   ____________

_____________________________    _____________________________   ____________

     I understand that if a Designated Beneficiary dies before I do and there is no Contingent Designated Beneficiary named to take such Designated Beneficiary's share, then the Survivor Benefits will be paid to my surviving spouse, if any, and if not to my estate.

     I further understand that if a Designated Beneficiary dies after I do but before all Survivor Benefit payments have been made to such Designated Beneficiary and there is no Contingent Designated Beneficiary named to take such Designated Beneficiary's share, then the remaining payments will be made to the Designated Beneficiary's estate. If a Contingent Designated Beneficiary dies before all Survivor Benefits have been made to such beneficiary, then the remaining payments shall be made to such Contingent Beneficiary's estate.






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



     I understand that this Beneficiary Designation form shall remain in effect until revoked by me in writing or until superseded by my execution and delivery of a substitute Beneficiary Designation Form. I understand that no such revocation or substitute Beneficiary Designation Form will be effective until it is actually received by the Committee.

     I understand that Survivor Benefit payments will have federal and state tax consequences and that such consequences may depend on the identity of the beneficiary of such payments (for example, whether the beneficiary is my spouse); and I acknowledge that I have been advised to consult an independent, professional tax advisor before completing this Beneficiary Designation Form.




                                        ---------------------------
                                        Participant's Signature

                                        Date:
                                             -----------------------









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